Exhibit 4.2

ZUORA, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

January 16, 2015

ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of January 16, 2015 (the “Effective Date”) by and among Zuora, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto (collectively, the “Holders” or the “Investors” and singularly, a “Holder” or “Investor”) and the holders of Common Stock listed on Exhibit B hereto (each a “Common Holder” and collectively, the “Common Holders”).

RECITALS

A. Certain of the Investors are purchasing shares of the Company’s Series F Preferred Stock, pursuant to a Series F Preferred Stock Purchase Agreement of even date herewith (the “Series F Agreement”).

B. Certain of the Investors are holders of the Company’s Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock and/or Series D Preferred Stock and/or Series E Preferred Stock (the “Prior Investors”).

C. The Prior Investors and the Company are parties to that certain Amended and Restated Investor Rights Agreement, dated August 15, 2013 (the “Prior Agreement”).

D. The parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

E. In order to induce certain of the Investors to enter into the Series F Agreement and invest funds in the Company pursuant thereto, the Company, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock and the Common Holders desire to enter into this Agreement with the holders of the Series F Preferred Stock.

Therefore, the parties agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

1.2 “Board” means the Company’s Board of Directors.

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1.3 “Common Stock” means the common stock of the Company.

1.4 “Equity Securities” means (i) Common Stock, rights, options or warrants to purchase Common Stock, (ii) any security other than Common Stock having voting rights in the election of the Board, other than rights contingent upon a failure to pay dividends, or (iii) any security convertible into or exchangeable for any of the foregoing.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.6 “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).

1.7 “Holder” means any Investor that holds Registrable Securities or securities convertible into Registrable Securities or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with Section 2.11 hereof.

1.8 “Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

1.9 “Register,” “registered” and “registration” refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

1.10 “Registrable Securities” means: (i) any and all shares of Common Stock issuable or issued upon conversion of the shares of Preferred Stock, and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock described in clause (i); provided, however, that particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold in any public offering or transferred by the Holder in a transaction in which its rights under this Agreement are not assigned in accordance with the provisions of this Agreement.

1.11 “Registrable Securities then outstanding” means the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of options, warrants or convertible securities.

1.12 “Restated Certificate” means the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended from time to time.

1.13 “SEC” means the United States Securities and Exchange Commission.

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1.14 “Securities Act” means the Securities Act of 1933, as amended.

1.15 “Wellington” means Wellington Management Company LLP.

1.16 “Wellington Investors” means the Investors advised by Wellington as of the date hereof.

2. Registration Rights.

2.1 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time after the earlier of (i) four (4) years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding, voting together as a single class and on an as-converted basis (the “Initiating Holders”), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate public offering price of not less than $10,000,000, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Demand Notice”) to all Holders and, as soon as practicable, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of this Section 2.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The underwriters will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders on a pro rata basis according to the number of Registrable Securities held by each

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Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c) Exceptions to Registration Obligations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) such registrations; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and forfeit their right to one demand registration pursuant to Section 2.6.

(d) Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered).

(e) Other Company Shares. If the managing underwriters have not limited the Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.2 Company Registration.

(a) Notice to Holders. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock in connection with the public offering of such stock (other than a registration relating solely to the issuance of securities by the Company

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pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), the Company shall promptly give each Holder written notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2(c), use all reasonable efforts to cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

(c) Underwriting. If a registration of which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the initial public offering, in which event all Registrable Securities may be excluded. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares that may be included by selling Holders without the written consent of not less than a majority in interest of the selling Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company, corporation or venture capital or other investment fund, the partners or members, retired partners or members or stockholders or an affiliated venture capital or other investment fund of such Holder, the estates and immediate family members of any of the foregoing persons and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.

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2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or a successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

(a) promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, use commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:

(i) if Form S-3 is not then available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000;

(iii) if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

(v) during the period ending one hundred eighty (180) days after the effective date of a registration effected under Section 2.2 hereof.

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(c) Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1.

(d) If the registration is for an underwritten offering, the provisions of Section 2.1(b) hereof shall apply to such registration.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities, voting together as a single class and on an as-converted basis, registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

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(g) use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.6 Expenses. All expenses (other than underwriting discounts and commissions and stock transfer taxes) incurred in connection with a registration pursuant to Sections 2.1, 2.2 and 2.3, including, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, voting together as a single class and on an as-converted basis (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding, voting together as a single class and on an as-converted basis, agree to forfeit their right to one demand registration pursuant to Section 2.1; provided, however, that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the withdrawing Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change at such time as they otherwise had knowledge of such change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3 hereof:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, partner, member, officer or director, underwriter or controlling person expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person.

(b) By Selling Holders. To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may

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become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises except in the case of fraud or willful misconduct by such Holder.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8; then, and in each such case, such parties will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the

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indemnifying party and the indemnified party in connection with the Violation that resulted in such expense, loss, claim, damage or liability as well as other equitable considerations. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement including amounts paid pursuant to 2.8(b), and (B) no individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(e) Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

(a) make and keep adequate current public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after it shall be so subject), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of

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the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriters, during the period commencing on the effective date of the registration statement relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriters (such period not to exceed one hundred eighty (l80) days or such greater period as necessary to permit the underwriters to comply with FINRA Rule 2711(f)(4), such greater period not to exceed thirty (30) days after such one hundred eighty (180) day period) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the sale of any shares purchased in the Company’s initial public offering (other than any issuer-directed shares purchased in such offering by an officer or director) or in the open market following the initial public offering, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions. The underwriters in connection with the offering are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the managing underwriters in the offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto. If any of the obligations described in this Section 2.10 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder, subject to agreed-upon customary carve-outs to be set forth in such agreements with the underwriters.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer or assignment may otherwise be effected in accordance with

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applicable securities laws, (ii) such transferee or assignee acquires at least five hundred thousand (500,000) shares of Registrable Securities as adjusted for stock splits or, if less, all of the Registrable Securities held by the Holder, (iii) written notice is promptly given to the Company and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement. The foregoing five hundred thousand (500,000) share limitation as adjusted for stock splits shall not apply, however, to transfers or assignments by a Holder to (a) a partner, member or stockholder of a Holder that is a partnership, limited liability company or corporation, respectively, (b) a retired partner or member of such partnership or limited liability company who retires after the date hereof, (c) the estate of any such partner, member or stockholder, (d) an Affiliate of any such partnership, limited liability company or corporation, (e) any spouse, parent, child or sibling of such partner, member or stockholder or of the Holder, including in-laws and persons related by adoption, or (f) any domestic partner of such partner, member or stockholder or of the Holder who is covered under an applicable domestic relations statute or (g) an Affiliate of the Holder, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.12 Termination of Registration Rights. The Company’s obligations pursuant to Sections 2.1, 2.2 and 2.3 shall terminate (i) three (3) years after the closing date of the Company’s first firmly underwritten public offering of its Common Stock pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act pursuant to which all outstanding Preferred Stock converts into Common Stock (the “IPO”) or (ii) as to any Holder, at such time following the IPO, as all Registrable Securities that such Holder holds or has the right to acquire may immediately be sold in any three-month period without registration pursuant to Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1).

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, voting together as a single class and on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights with respect to such securities unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder and the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included in a given registration, (ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein and (iii) holders of such rights have no ability to demand a registration.

2.14 Founders’ Registration Rights. The Common Holders shall be entitled to include shares in any registration under Section 2.2 as fully as if they were Holders and as if all shares of Common Stock of the Company held by or issuable to them constituted Registrable Securities, so long as (i) the inclusion of such shares will not diminish the number of Registrable Securities included by the Holders or the number of securities included by the Company in such registration and (ii) each of the Common Holders participating in the registration agrees to be subject to the other provisions of this Section 2 as if he were a Holder.

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3. Rights to Purchase Additional Stock.

3.1 Right of First Offer. Subject to the terms of this Section 3 and applicable securities laws, if the Company proposes to offer or sell any Equity Securities, the Company shall give (A) each Investor holding at least (i) 5,000,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits or the like) and/or (ii) 2,637,479 shares of Series E Preferred Stock (as adjusted for any stock dividends, combinations, splits or the like) and/or (iii) 2,632,063 shares of Series F Preferred Stock and (B) each Wellington Investor (each, a “Major Investor”) the right to purchase such Major Investor’s pro rata share (or any part thereof) of such Equity Securities, on the same terms as the Company is willing to sell such Equity Securities to any other person. Each Major Investor’s pro rata share of the Equity Securities shall be equal to the ratio of (a) the number of shares of Registrable Securities owned by such Major Investor, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants. Each Major Investor shall be entitled to apportion its rights of first refusal set forth in this Section 3 among itself and its Affiliates in any such proportions it deems appropriate in its sole discretion.

3.2 Notice; Exercise of Right. Prior to any sale or issuance by the Company of any Equity Securities, the Company shall give notice to each Major Investor of its intention to sell and issue such Equity Securities, setting forth the terms under which it proposes to make such sale (the “Offer Notice”). Within twenty (20) days after receipt of the Offer Notice, each Major Investor shall notify the Company whether such Major Investor desires to purchase its pro rata share, or any part thereof, of the Equity Securities so offered. At the expiration of such twenty (20) day period, the Company shall promptly give notice to each Major Investor that elects to purchase all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise, specifying the number of additional shares that are available to the Fully Exercising Investors (“Additional Shares”). During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase, in addition to the number of shares specified above, up to that portion of the Additional Shares which is equal to the proportion that the Registrable Securities held by such Fully Exercising Investor bears to the Registrable Securities then held by all Fully Exercising Investors who wish to purchase such Additional Shares. If a Major Investor notifies the Company of its desire to purchase any of the Equity Securities offered by the Company, the closing of the sale shall occur within sixty (60) days of the date that the Offer Notice is given or, if later, the closing date for the proposed sale of such Equity Securities to third parties.

3.3 Permitted Sales. With respect to any Equity Securities that are not subscribed for by the Major Investors after the end of the ten (10) day period specified in Section 3.2, the Company may, during a period of ninety (90) days following the end of such period, offer and sell such Equity Securities to other persons upon terms and conditions not less favorable to the Company than those set forth in the notice to the Major Investors. In the event the Company has not entered into a definitive agreement for the sale of the Equity Securities within said ninety (90) day period, or if such agreement is not consummated within thirty (30) days after the consummation thereof, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Investors pursuant to this Section 3.

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3.4 Exceptions. The right of first offer contained in this Section 3 shall not apply to issuances by the Company of securities which are exempt from the definition of Additional Shares of Common Stock (as such term is defined in the Restated Certificate).

3.5 Termination. The right of first offer contained in this Section 3 shall terminate and be of no further force and effect immediately prior to the closing of (i) the IPO, or (ii) a transaction that is deemed to be a Liquidation Event (as such term is defined in the Restated Certificate) pursuant to which the Investors receive cash and/or marketable securities (a “Deemed Liquidation Event”).

4. Information and Observer Rights.

4.1 Financial Statements and Reports. The Company shall deliver to each Major Investor who is not a competitor of the Company (as determined in good faith by the Board):

(a) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet as of the end of such year, consolidated statements of income and of cash flows for such year which shall be in reasonable detail and set forth in each case in comparative form the figures from the Company’s previous fiscal year (if any) and its annual budget, such year-end financial reports to be in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and audited and certified by independent public accountants of nationally-recognized standing selected by the Board;

(b) as soon as practicable after the end of each of the first three quarters of each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an unaudited balance sheet as of the end of each such quarterly period and unaudited statements of income and cash flows for such period, all in reasonable detail and prepared in accordance with GAAP, except that they may not contain all of the footnotes that are required by GAAP, and subject to changes resulting from customary year-end audit adjustments;

(c) as soon as practicable after the end of each month and in any event within thirty (30) days, a balance sheet, income statement and statement of cash flows prepared in accordance with GAAP for such preceding month except that they may not contain all of the footnotes that are required by GAAP, and subject to changes resulting from customary year-end audit adjustments;

(d) within ninety (90) days following the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board and prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months, and as soon as prepared, any other budgets or revised budgets prepared by the Company;

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(e) within thirty (30) days following the end of each calendar year, a detailed capitalization table, on a fully-diluted basis, setting forth all authorized and all issued and outstanding capital stock of the Company, showing all legally and beneficially owned securities on a shareholder-by-shareholder basis, together with details of any unissued, unexercised or unvested options or warrants, and detailing any share transfers since the delivery of the previous share capitalization table, if any; and

(f) such other financial information of the Company as the Major Investor may from time to time reasonably request.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding any provision to the contrary, the Company shall not be obligated pursuant to this Section 4.1 to provide any information (i) that it reasonably considers in good faith to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel as reasonably determined in good faith by the Company.

4.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information (i) that it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

4.3 Confidentiality. Each Investor, severally and not jointly, agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Section 4 unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any Affiliate, partner, member, stockholder, investor or wholly owned subsidiary of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) in the ordinary course of business, but only if such Investor informs such Permitted Disclosee that such information is

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confidential and directs such Permitted Disclosee to maintain the confidentiality of such information; or (iii) pursuant to the order or requirement of a court, administrative agency or other governmental agency (but only if such Investor (x) provides prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure and (y) takes reasonable steps to minimize the extent of any such required disclosure).

4.4 Board Observer Rights.

(a) For so long as Cheng Zou continues to be employed by the Company and is not otherwise serving on the Board, the Company shall permit Mr. Zou to attend all meetings of the Board and committees thereof in a nonvoting observer capacity and, in this respect, shall provide such Mr. Zou, concurrently with the members of the Board, with copies of all notices, minutes, consents, and other materials that it provides to such members; provided, however, that Mr. Zou agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information or to exclude Mr. Zou from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

(b) For so long as Vulcan Capital Growth Equity LLC is a Major Investor in the Company and does not otherwise have a representative on the Board, the Company shall permit Abhishek Agrawal to attend all meetings of the Board and committees thereof in a nonvoting observer capacity and, in this respect, shall provide such Mr. Agrawal, concurrently with the members of the Board, with copies of all notices, minutes, consents, and other materials that it provides to such members; provided, however, that Mr. Agrawal agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information or to exclude Mr. Agrawal from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

(c) For so long as Next World Equity LLC is a Major Investor in the Company and does not otherwise have a representative on the Board, the Company shall permit Craig Hanson to attend all meetings of the Board and committees thereof in a nonvoting observer capacity and, in this respect, shall provide such Mr. Hanson, concurrently with the members of the Board, with copies of all notices, minutes, consents, and other materials that it provides to such members; provided, however, that Mr. Hanson agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided, further, that the Company reserves the right to withhold any information or to exclude Mr. Hanson from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

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(d) For so long as the Wellington Investors collectively own 10% of the shares of Series F Preferred Stock purchased by the Wellington Investors in the aggregate, the Company shall permit Michael Carmen (or another designee reasonably acceptable to the Board) to attend all meetings of the Board and committees thereof in a nonvoting observer capacity and, in this respect, shall provide Mr. Carmen (or such other designee), concurrently with the members of the Board, with copies of all notices, minutes, consents, and other materials that it provides to such members; provided, however, that Mr. Carmen (or such other designee) agrees to hold in confidence and trust all information so provided; and provided, further, that the Company reserves the right to withhold any information or to exclude Mr. Carmen from access to any material or meeting or portion thereof if the Company believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

4.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement or a Consulting Agreement, as applicable, in substantially the forms approved by the Board.

4.6 Employee Agreements. Unless approved by the Board (including at least a majority of the votes entitled to be cast by the Preferred Directors (as such term is defined in the Restated Certificate)), all future employees of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter and (ii) a lockup agreement in connection with the Company’s initial public offering in substantially similar form as set forth in Section 2.10 hereof. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

4.7 Termination. The rights of any Investor set forth in this Section 4 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the IPO, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act or (iii) a Deemed Liquidation Event; provided, however, that the rights of any Investor set forth in Sections 4.1 through 4.3 shall not terminate upon a Deemed Liquidation Event unless the proceeds payable in connection with such Deemed Liquidation Event are solely in the form of cash and/or marketable securities.

5. Other Covenants of the Company.

5.1 Insurance. Except as otherwise decided in accordance with policies adopted by the Board, the Company will keep any of its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire and other risks customarily insured against by companies in the Company’s line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. In addition, the Company shall use its commercially reasonable efforts to maintain Directors and Officers liability insurance from a financially sound and reputable insurer in such amount and on such terms as determined by the Board, and with an aggregate amount of at least $1,000,000.

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5.2 Termination. The covenants of the Company set forth in this Section 5 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the IPO, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act or (iii) a Deemed Liquidation Event.

6. Miscellaneous.

6.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized overnight delivery service, or otherwise upon receipt, addressed (i) if to Investor, only at the address set forth below such Investor’s name on Exhibit A, and (ii) if to the Company, at the address set forth below:

Zuora, Inc.

1051 East Hillsdale Blvd., Suite 600

Foster City, CA 94404

Fax: (650) 292-1781

Attn: Chief Executive Officer

with a copy to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Fax: (650) 938-5200

Attn: Ted Wang, Esq.

Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

6.2 Successors and Assigns. Each Investor agrees that it may not assign any of its rights or obligations hereunder unless such rights and obligations are assigned by such Investor to (i) an individual or entity to which Registrable Securities are transferred by such Investor pursuant to Section 2.11 and (ii) with respect to the right of first offer set forth in Section 3, to another Major Investor or an Affiliate of the Investor, and, in each case, such assignee shall be deemed an “Investor” for purposes of this Agreement, provided that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

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6.3 Amendments and Waivers. Any provision of this Agreement (other than Sections 3, 4.1, and 4.2) may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of at least a majority of the Registrable Securities, voting together as a single class on an as-converted basis; provided, however, that in the event that such amendment or waiver materially and adversely affects the obligations or rights of an Investor in a different manner than the other Investors, such amendment or waiver shall also require the written consent of such Investor (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall not be deemed to apply to all Investors in the same fashion if certain Investors nonetheless, by agreement with the Company, purchase securities in such transaction unless all Investors are given the opportunity to purchase the same proportional amount of the shares that they would otherwise have been entitled to purchase under Section 3.1 and 3.2), provided further, that if an amendment or waiver materially and adversely affects the Common Holders in a manner that is different from its effect on the Investors, then such amendment or waiver shall require the written consent of the holders of at least a majority of the shares of Common Stock held by the Common Holders who are then employed by the Company, and provided further, that Section 2.10 may not be amended in a manner that adversely affects the Investors without the prior written consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock. Sections 3, 4.1 and 4.2 may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of at least a majority of the Registrable Securities held by the Major Investors; provided, however, that Sections 4.1 and 4.2 may not be amended in a manner that adversely affects the Major Investors without the prior written consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock. Notwithstanding the immediately preceding sentence (but subject to the proviso at the end of such sentence), Section 4.1(a) may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the holders of at least a majority of the Registrable Securities held by the Major Investors (which consent shall include Index Ventures Growth II (Jersey), L.P.). Section 4.7 may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and (i) the holders of a at least a majority of the outstanding shares of Preferred Stock voting together as a single class on an as-converted basis and (ii) the holders of a majority of the then outstanding shares of Series F Preferred Stock. The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each Investor, each Common Holder, each permitted successor or assignee of such Investor or Common Holder and the Company.

6.4 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

6.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

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6.6 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of the nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default theretofore or thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

6.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.10 Costs and Attorneys’ Fees. Except as provided in Section 6.13 hereof, in the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions there from.

6.11 Adjustments for Recapitalization Events. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company or a specific dollar amount per share, then, upon the occurrence of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares, the specific number of shares or dollar amount so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock of such recapitalization event.

6.12 Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of any individual or entity who is an Affiliate of such individual or entity shall be aggregated together with the holdings of such individual or entity.

6.13 Arbitration. The parties agree first to negotiate in good faith to resolve any disputes arising out of or relating to or affecting the subject matter of this Agreement. Any dispute arising out of or relating to or affecting the subject matter of this Agreement not resolved by negotiation shall be settled by binding arbitration in Santa Clara County, California before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the JAMS Rules of Practice and Procedure. The arbitrator shall be a former judge of a court of California. Discovery and

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other procedural matters shall be governed as though the proceeding were an arbitration. Any judgment upon the award may be confirmed and entered in any court having jurisdiction thereof. The arbitrator shall be required to, in all determinations, apply California law without regard to its conflicts of law provisions. Notwithstanding the foregoing, the arbitrator shall apply the substantive law of the state of incorporation of the Company, where applicable. The arbitrator is afforded the jurisdiction to order any provisional remedies, including, without limitation, injunctive relief. The arbitrator may award the prevailing party the costs of arbitration, including reasonable attorneys’ fees and expenses. The arbitrator’s award shall be in writing and shall state the reasons for the award. The parties stipulate that a JAMS employee may be appointed as a judge pro tempore of the Superior Court of Santa Clara County if required to carry out the terms of this provision. Arbitration shall be the sole and exclusive means to resolve any dispute.

6.14 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series F Preferred Stock pursuant to the Series F Agreement, as may be amended from time to time, any purchaser of such shares of Series F Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” and a “Holder” hereunder.

6.15 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 6.3 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement, including all notice requirements, are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

6.16 Waiver of Right of First Refusal. Pursuant to Section 6.3 of the Prior Agreement, the undersigned Prior Investors hereby collectively waive the rights of first offer and related notice rights granted to the Prior Investors pursuant to Section 3 of the Prior Agreement with respect to the sale by the Company of Series F Preferred Stock pursuant to the Series F Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Company:

ZUORA, INC.

By:	/s/ Tien Tzuo
Tien Tzuo
Chief Executive Officer

Common Holders:

/s/ K.V. Rao K.V. Rao

/s/ Cheng Zou Cheng Zou

/s/ Tien Tzuo
Tien Tzuo

70 Thirty Trust

By:	/s/ Tien Tzuo
Name:	Tien Tzuo
Its:	Trustee

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Alpha Opportunities Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Alpha Opportunities Trust

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman Title: Managing Director & Counsel

Anchor Series Capital Appreciation Portfolio

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman Title: Managing Director & Counsel

Global Multi-Strategy Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Hadley Harbor Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Hartford Capital Appreciation HLS Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Hartford Global Capital Appreciation Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Hartford Growth Opportunities HLS Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Hartford Small Company HLS Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

John Hancock Funds II Small Cap Growth Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

John Hancock Pension Plan

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

John Hancock Variable Insurance Trust Small Cap Growth Trust

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

MassMutual Select Small Cap Growth Equity Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Mid Cap Growth Portfolio

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Mid Cap Stock Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Mid Cap Stock Trust

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

MML Small Cap Growth Equity Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Northeast Utilities Service Company Master Trust

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

Optimum Small-Mid Cap Growth Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman

Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

The Hartford Capital Appreciation Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

The Hartford Growth Opportunities Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

The Hartford Small Company Fund

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name: Steven M. Hoffman Title: Managing Director & Counsel

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

GREYLOCK XIII LIMITED PARTNERSHIP
By: Greylock XIII GP LLC, its General Partner

By: /s/ Donald A. Sullivan
Donald A. Sullivan
Title: Administrative Partner

GREYLOCK XIII-A LIMITED PARTNERSHIP
By: Greylock XIII GP LLC, its General Partner

By: /s/ Donald A. Sullivan
Donald A. Sullivan
Title: Administrative Partner

GREYLOCK XIII PRINCIPALS LLC
By: Greylock Management Corporation, Sole Member

By: /s/ Donald A. Sullivan
Donald A. Sullivan
Title: Vice President and Treasurer

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:
DAVID A. DUFFIELD TRUST

By: /s/ David A. Duffield
Name: David A. Duffield
Title: Trustee

Address:

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:
H. BARTON CO-INVEST FUND II, LLC

By: /s/ Harris Barton
Name: Harris Barton
Title: Managing Member

Address:	H. Barton Co-Invest Fund II, LLC c/o KLH & Associates
135 Main Street, 9th Floor
San Francisco, CA 94105

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

NEXT WORLD EQUITY LLC

Executed by the undersigned as an authorized signatory of Next World Capital Partners LLC, the Managing Member of Next World Equity LLC

/s/ Craig Hanson
Craig Hanson
Managing Member—Next World Capital Partners LLC

Address:
836 Montgomery Street San Francisco, CA 94133 Attn: Craig Hanson Fax: (415) 358-8233

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By: its Managing General Partner:

Index Venture Growth Associates II Limited

/s/ Nigel Greenwood

Nigel Greenwood

Director

Address:

No 1 Seaton Place

St Helier

Jersey JE4 8YJ

Channel Islands

Attention: Danielle Cox

Fax + 44 (0) 1534 605605

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

INDEX VENTURES GROWTH II (JERSEY), L.P.

By: its Managing General Partner:
Index Venture Growth Associates II Limited

/s/ Nigel Greenwood
Nigel Greenwood Director
Address:

No 1 Seaton Place
St Helier
Jersey JE4 8YJ
Channel Islands
Attention: Danielle Cox
Fax+ 44 (0) 1534 605605

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Yucca (Jersey) SLP

By: Elan Employee Benefit Services Limited as Authorised Signatory of

Yucca (Jersey) SLP in its capacity as Administrator of the Index Co Investment Scheme

/s/ [signature illegible]
Authorised Signatory - Elian Employee Benefit Services Limited

Address:

c/o Elian Employee Benefit Services Limited

44 Esplanade

St Helier

Jersey JE4 9WG

Channel Islands

Facsimile +44 (0) 1534 504444

Attention: Sarah Earles

With copies to:

Index Venture Management S.A.

2 rue de Jargonnant

1207 Geneva

Switzerland

Fax: +41 22 737 0099

Attention: Andre Dubois

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

BENCHMARK CAPITAL PARTNERS V, L.P.

as nominee for

Benchmark Capital Partners V, L.P.

Benchmark Founders’ Fund V, L.P.

Benchmark Founders’ Fund V-A, L.P

Benchmark Founders’ Fund V-B, L.P.

and related individuals

By: Benchmark Capital Management Co. V, L.L.C., its general partner

By:	/s/ [signature illegible]
Managing Member

Address:	2965 Woodside Road
Woodside, CA 94062

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

SHASTA VENTURES II, L.P.

By:	Shasta Ventures II GP, LLC, its General Partner

By:	/s/ Jason Pressman
Jason Pressman Managing Director

Address:	2440 Sand Hill Road, Suite 300
Menlo Park, CA 94025

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

By:	/s/ [signature illegible]
Name:	The Marc R. Benioff Revocable
Trust U/A/D 12/3/2004

Address:	c/o Howson & Simon LLP 101 Ygnacio Valley Road, #310 Walnut Creek, CA 94596 Attn: Robert Bradley

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:
Tenaya Capital V, LP
By: Tenaya Capital V GP, LP, its General Partner
By: Tenaya Capital V GP, LLC, its General Partner
By:	/s/ Dave Markland
Dave Markland
Attorney-In-Fact
Tenaya Capital V-P, LP
By: Tenaya Capital V GP, LP, its General Partner
By: Tenaya Capital V GP, LLC, its General Partner
By:	/s/ Dave Markland
Dave Markland
Attorney-In-Fact

Address:	3280 Alpine Road
Portola Valley, CA 94028

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Redpoint Omega, L.P., by its General Partner
Redpoint Omega, LLC

Redpoint Omega Associates, LLC, as nominee

By:	/s/ [signature illegible]
Managing Director

Address:	3000 Sand Hill Road Building 2, Suite 290
Menlo Park, CA. 94025

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

BlackRock Science and Technology Trust

By: BlackRock Advisors, LLC Its: Investment Advisor

By:	/s/ Thomas P. Callan
Name:	Thomas Callan
Title:	Managing Director

BlackRock Science & Technology Opportunities Portfolio, a series of BlackRock Funds II

By: BlackRock Advisors, LLC its: Investment Advisor
By:	/s/ Thomas P. Callan
Name:	Thomas Callan
Title:	Managing Director

c/o BlackRock Advisers, LLC
Fundamental Active Equity - Global Opportunities Health & Sciences Team 400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel 40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Vincent Taurassi

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:
BlackRock U.S. Opportunities Portfolio, a series of BlackRock Funds

By: BlackRock Advisors, LLC
Its: Investment Advisor

By:	/s/ Thomas P. Callan
Name:	Thomas Callan
Title:	Managing Director

BlackRock Global Funds - U.S. Small & MidCap Opportunities Fund

By: BlackRock Investment Management, LLC
Its: Investment Advisor

By:	/s/ Thomas P. Callan
Name:	Thomas Callan
Title:	Managing Director

c/o BlackRock Advisers, LLC
Fundamental Active Equity - Global Opportunities Health & Sciences Team 400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel 40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Vincent Taurassi

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

BlackRock U.S. Opportunities Fund

By: BlackRock Capital Management, Inc. Its: Investment Advisor

By:	/s/ Thomas P. Callan
Name:	Thomas Callan
Title:	Managing Director

c/o BlackRock Advisers, LLC
Fundamental Active Equity - Global Opportunities Health & Sciences Team 400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim

With a copy (which shall not constitute notice) to:
c/o BlackRock, Inc.
Office of the General Counsel 40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Vincent Taurassi

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Vulcan Capital Growth Equity LLC

By: Vulcan Capital Growth Equity Management LLC, its Manager

By: Cougar Investment Holdings LLC, its Managing Member

By:	/s/ William C. Benack
Name:	William C. Benack
Title:	Vice President

Address:	505 Fifth Avenue South, Suite 900 Seattle, WA 98104
Attn: Abhishek Agrawal, Managing Director

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

Northgate Venture Growth III, L.P.

By: NCD Management VII, L.L.C., its General Partner

By:	/s/ Tommy Vardell
Name:	Tommy Vardell
Title:	Managing Member

Address:	649 San Ramon Valley Blvd. Danville, CA 94526

NCD SWIB, L.P.
By: NCD Management VII L.L.C., its General Partner
By:	/s/ Tommy Vardell
Name:	Tommy Vardell
Title:	Managing Member

Address:	649 San Ramon Valley Blvd. Danville, CA 94526

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:
PASSPORT SPECIAL OPPORTUNITIES MASTER FUND, LP

/s/ Joanne Poile
Name: Joanne Poile Title: Chief Operating Officer

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

COUNTERPART SIGNATURE PAGE TO ZUORA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investor:

PI INTERNATIONAL HOLDINGS LLC

By:	/s/ Rajesh Ramaiah
Name:	Rajesh Ramaiah
Title:	Director

Address:	455 N Whisman Road, Suite 100 Mountain View, CA 94043

[ZUORA, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

Exhibit A

INVESTORS

Name and Address	No. of Registrable Securities
Benchmark Capital Partners V., L.P. 2965 Woodside Road Woodside, CA 94062	Series A Shares: Series B Shares: Series C Shares: Series D Shares: Series E Shares: Series F Shares:	12,546,393 3,201,782 2,576,324 1,070,297 989,055 131,603

Shasta Ventures II, L.P. 2440 Sand Hill Road, Suite 300 Menlo Park, CA 94025	Series B Shares: Series C Shares: Series D Shares: Series E Shares: Series F Shares:	10,385,046 2,449,832 1,412,792 989,055 131,603

The Marc R. Benioff Revocable Trust U/A/D 12/3/2004 c/o Howson & Simon LLP 101 Ygnacio Valley Road, #310 Walnut Creek, CA 94596 Attn: Robert Bradley	Series A Shares: Series B Shares: Series D Shares: Series E Shares: Series F Shares:	3,342,245 934,359 428,118 461,559 815,939

The Joseph Family Trust	Series A Shares: Series B Shares: Series C Shares:	177,584 45,319 31,840

Thomas Hale	Series A Shares: Series B Shares: Series C Shares:	171,206 43,691 30,700

Tien Tzuo	Series A Shares: Series B Shares:	3,063,956 834,195

The Brian & Diane Weisman Family Trust U/A/D 10/31/01	Series A Shares: Series B Shares:	841,410 214,724

Name and Address	No. of Registrable Securities
David Schellhase	Series A Shares:	672,459
	Series B Shares:	171,608

Sumit Guha	Series A Shares:	168,003
	Series B Shares:	31,976

Jeffrey Yoshimura	Series A Shares:	83,946
	Series B Shares:	21,423
	Series C Shares:	15,050

The Coffman Family Trust dated	Series A Shares:	84,029
November 21, 2001	Series B Shares:	21,444

Vamsi Kakarla	Series A Shares:	84,043
	Series B Shares:	23,495
	Series C Shares:	15,360

Jian Shen	Series A Shares:	135,541

YuQing Zu	Series A Shares:	178,949

Joseph Bishop	Series A Shares:	174,827

Susan Seebold	Series B Shares:	47,931
	Series C Shares:	1,288

Tenaya Capital V L.P.	Series B Shares:	6,198,025
3280 Alpine Road	Series C Shares:	1,737,782
Portola Valley, CA 94028	Series D Shares:	872,466
	Series E Shares:	645,941
	Series F Shares:	103,138

Name and Address	No. of Registrable Securities
Tenaya Capital V-P L.P. 3280 Alpine Road Portola Valley, CA 94028	Series B Shares: Series C Shares: Series D Shares: Series E Shares: Series F Shares:	1,710,587 479,614 240,642 178,272 28,465

Richard Ferrell	Series B Shares: Series C Shares:	79,884 11,400

Redpoint Omega LP 3000 Sand Hill Road, Bldg 2, Ste 290 Menlo Park, CA 94025	Series C Shares: Series D Shares: Series E Shares: Series F Shares:	8,292,900 1,915,189 641,237 767,904

Redpoint Omega Associates, LLC 3000 Sand Hill Road, Bldg 2, Ste 290 Menlo Park, CA 94025	Series C Shares: Series D Shares: Series E Shares: Series F Shares:	234,503 54,157 18,133 21,715

Magdalena Yesil	Series C Shares:	64,408

Webb Investment Network P.O. Box 1060 Los Gatos, CA 95031	Series C Shares:	80,510

Jeff Jordan	Series C Shares:	16,102

Israel Ganot	Series C Shares:	16,102

Matt Carey	Series C Shares:	16,102

Montgomery Kersten 2010 Trust	Series C Shares:	16,102

Name and Address	No. of Registrable Securities
Andre Haddad	Series C Shares:	16,102

Index Ventures Growth II (Jersey), L.P. No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands Attention: Danielle Cox	Series D Shares: Series E Shares: Series F Shares:	6,249,037 962,448 1,126,990

Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P. No. 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands Attention: Danielle Cox	Series D Shares: Series E Shares: Series F Shares:	92,474 14,242 16,642

Yuccca (Jersey) SLP Ogier House The Esplanade St. Helier Jersey JE4 9WG Channel Islands Facsimile +44 (0) 1534 504444 Attention: Phil Gaudin	Series D Shares: Series E Shares: Series F Shares:	80,272 12,364 14,476

With copies to: Index Venture Management S.A. 2 rue de Jargonnant 1207 Geneva Switzerland Fax: +41 22 737 0099 Attention: Andre Dubois

Greylock XIII Limited Partnership 2550 Sand Hill Road, Suite 200 Menlo Park, CA 94025	Series D Shares: Series E Shares: Series F Shares:	2,384,781 249,760 422,254

Greylock XIII-A Limited Partnership 2550 Sand Hill Road, Suite 200 Menlo Park, CA 94025	Series D Shares: Series E Shares: Series F Shares:	214,701 22,486 38,015

Name and Address	No. of Registrable Securities
Greylock XIII Principals LLC 2550 Sand Hill Road, Suite 200 Menlo Park, CA 94025	Series D Shares: Series E Shares: Series F Shares:	76,258 7,987 13,502

Steven Lurie	Series D Shares:	10,702

David A. Duffield Trust	Series D Shares: Series E Shares: Series F Shares:	214,058 82,422 52,641

H. Barton Co-Invest Fund, LLC c/o KLH & Associates 125 Main Street, 9th Floor San Francisco, CA 94105	Series D Shares: Series F Shares:	107,029 65,801

Next World Equity LLC 836 Montgomery Street San Francisco, CA 94133 Attn: Craig Hanson Fax: (415) 358-8233	Series E Shares: Series F Shares:	3,956,219 631,695

Northgate Venture Growth III, L.P. 649 San Ramon Valley Blvd. Danville, CA 94526	Series E Shares: Series F Shares:	1,130,348 180,484

NCD SWIB, L.P. 649 San Ramon Valley Blvd. Danville, CA 94526	Series E Shares: Series F Shares:	1,177,446 188,004

Vulcan Capital Growth Equity LLC 505 Fifth Avenue South, Suite 900 Seattle, WA 98104 Attn: Abhishek Agrawal, Managing Director	Series E Shares: Series F Shares:	4,945,272 789,619

Alpha Opportunities Fund c/o Wellington Management Company LLP Attention: Legal and Compliance Department 280 Congress Street Boston, Massachusetts 02210 Facsimile Number: 617-289-5699	Series F Shares:	237,163

Name and Address	No. of Registrable Securities
Alpha Opportunities Trust	Series F Shares:	99,899
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Global Multi-Strategy Fund	Series F Shares:	40,988
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Hadley Harbor Master Investors (Cayman)	Series F Shares:	3,948,096
L.P.
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Hartford Capital Appreciation HLS Fund	Series F Shares:	293,655
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Hartford Global Capital Appreciation Fund	Series F Shares:	160,709
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Name and Address	No. of Registrable Securities
Hartford Growth Opportunities HLS Fund	Series F Shares:	1,160,072
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Hartford Small Company HLS Fund	Series F Shares:	1,026,132
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Ithan Creek Master Investors (Cayman) L.P.	Series F Shares:	2,443,068
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

John Hancock Funds II Small Cap Growth	Series F Shares:	192,994
Fund
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

John Hancock Pension Plan	Series F Shares:	44,032
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Name and Address	No. of Registrable Securities
John Hancock Variable Insurance Trust	Series F Shares:	403,708
Small Cap Growth Trust
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

MassMutual Select Small Cap Growth	Series F Shares:	194,983
Equity Fund
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Mid Cap Stock Fund	Series F Shares:	1,403,516
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Mid Cap Stock Trust	Series F Shares:	715,736
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

MML Small Cap Growth Equity Fund	Series F Shares:	69,937
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Name and Address	No. of Registrable Securities
Northeast Utilities Service Company Master	Series F Shares:	62,641
Trust
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Optimum Small-Mid Cap Growth Fund	Series F Shares:	209,844
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

The Hartford Capital Appreciation Fund	Series F Shares:	306,876
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

The Hartford Growth Opportunities Fund	Series F Shares:	3,194,823
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

The Hartford Small Company Fund	Series F Shares:	658,164
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department 280 Congress Street
Boston, Massachusetts 02210
Facsimile Number: 617-289-5699

Name and Address	No. of Registrable Securities
BlackRock Science and Technology Trust	Series F Shares:	1,025,063
c/o BlackRock Advisers, LLC
Fundamental Active Equity - Global
Opportunities Health & Sciences Team 400 Howard Street
San Francisco, CA 94105
Attn: Tony Kim

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.
Office of the General Counsel 40 East 52nd Street
New York, NY 10022
Attn: David Maryles and Vincent Taurassi

BlackRock Science & Technology	Series F Shares:	265,000
Opportunities Portfolio, a series of
BlackRock Funds II
(Same as above)

BlackRock U.S. Opportunities Portfolio, a	Series F Shares:	985,000
series of BlackRock Funds
(Same as above)

BlackRock Global Funds - U.S. Small &	Series F Shares:	282,000
MidCap Opportunities Fund
(Same as above)

BlackRock U.S. Opportunities Fund	Series F Shares:	75,000
(Same as above)

Passport Special Opportunities Master Fund, LP	Series F Shares:	1,316,031

PI International Holdings LLC	Series F Shares:	3,145,323
455 N. Whisman Road, Suite 100
Mountain View, California 94043

Exhibit B

COMMON HOLDERS

Name and Address	Number of Shares Held
K.V. Rao	4,740,800

Cheng Zou	6,438,400

Tien Tzuo	11,246,133
70 Thirty Trust